Exhibit 10.37

LIMITED WAIVER

This LIMITED WAIVER (this “Waiver”), dated March 28, 2006, by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (“LaSalle”), with its principal office at 135 South LaSalle Street, Chicago, Illinois 60603, the financial institutions that, from time to time, become a party to the Loan Agreement (hereinafter defined) (such financial institutions, collectively, the “Lenders” and each individually, a “Lender”), LaSalle as agent for the Lenders (in such capacity, the “Agent”), and IMPCO TECHNOLOGIES, INC., a Delaware corporation, with its principal office at 16804 Gridley Place, Cerritos, California 90703 (the “Borrower”).

WHEREAS, the Borrower and LaSalle as a Lender and the Agent, are parties to a Loan and Security Agreement dated as of July 18, 2003 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed, upon satisfaction of certain conditions, to make Revolving Advances and other financial accommodations to the Borrower.

WHEREAS, the Borrower has advised the Lenders and the Agent that it was not in compliance with the Loan Agreement for the fiscal quarter ending December 31, 2005 in the following respects (collectively, the “Financial Covenant Non-Compliance”): (a) Paragraph 14(p)(v) (Maximum Intercompany Accounts), (b) Paragraph 14(p)(vi) (Consolidated Minimum Pre-Tax Income), (c) Paragraph 14(x)(i) (Tangible Net Worth U.S. Consolidated) and (d) Paragraph 14(x)(v) (U.S. Minimum Pre-Tax Income). The Financial Covenant Non-Compliance constitute or more Events of Default (collectively “Financial Covenant Defaults”).

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to waive the Financial Covenant Non-Compliance and Financial Covenant Defaults, and the Lenders and the Agent are willing to agree to such waiver on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, the parties hereto agree as follows:

1. Waiver.

(a) Effective as of the Effective Date, the Lenders and the Agent hereby waive the Financial Covenant Non-Compliance and Financial Covenant Defaults.

(b) The waiver granted in Section 1(a) above is a one-time waiver, given solely for the specific covenants and specific time periods set forth herein. Nothing contained in this Waiver constitutes a waiver by the Lenders or the Agent of any other term or provision of the Loan Agreement or the Other Documents, whether or not the Lenders or the Agent have any knowledge thereof, nor may anything contained in this Waiver be deemed a waiver by the Lenders or the Agent of any non-compliance with the terms or provisions of the Loan Agreement or the Other Agreements that may occur after the date of this Waiver. Without limiting the foregoing, a future non-compliance with any of the financial covenants described in the second “Whereas” clause above will be a new Event of Default.

2. Waiver Fee. In consideration for the waiver granted by the Agent herein and in addition to all other fees and costs, the Borrower hereby agrees to pay to the Agent a nonrefundable fee equal to Five Thousand Dollars ($5,000), which fee will be fully earned, due, and payable as of the date of this Waiver (the “Waiver Fee”).

3. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent, that:

(a) Each of the representations and warranties set forth in Paragraph 13 of the Loan Agreement is true in all material respects as of the date hereof, except for changes in the ordinary course of business, that, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower or to the Collateral.

(b) As of the date hereof, after giving effect to the terms of this Waiver, there exists no Default or Event of Default.

(c) The Borrower has the power to execute, deliver, and perform this Waiver. The Borrower has taken all necessary action to authorize the execution, delivery, and performance of this Waiver. No consent or approval of any entity or Person (including without limitation, any shareholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization, or declaration of any governmental authority, bureau, or agency is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforcement, of this Waiver.

(d) The execution and delivery by the Borrower of this Waiver will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau, or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note, or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected (including without limitation, the Subordinated Debt Documents), or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

(e) This Waiver has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

4. Conditions to Effectiveness of Waiver. The effectiveness of the waiver contained herein is subject to the fulfillment of the following conditions precedent (the date upon which conditions are satisfied, the “Effective Date”):

(a) The Borrower has executed and delivered this Waiver to the Agent; and

(b) The Borrower has paid the Waiver Fee to the Agent.

5. Miscellaneous.

(a) Nothing contained in this Waiver imposes an obligation on the Lenders or the Agent to amend the Loan Agreement or waive compliance with any other provision.

(b) Except as set forth in this Waiver, none of the Lenders nor the Agent waive any breach of, or Default or Event of Default under, the Loan Agreement, nor any right or remedy the Lenders or the Agent may have under the Loan Agreements, the Other Agreements, or applicable law, all of which rights and remedies are expressly reserved.

(c) No modification or waiver of or with respect to any provision of this Waiver and all other agreements, instruments, and documents delivered pursuant hereto or referred to herein, nor consent to any departure by any party hereto or thereto from any of the terms or conditions hereof or thereof, will in any event be effective, unless it is in writing and signed by each party hereto, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(d) Without in any way limiting Paragraph 14(r) of the Loan Agreement, the Borrower shall pay all of the Lenders’ and the Agent’s fees, costs, and expenses incurred in connection with this Waiver and the transactions contemplated hereby, including without limitation, the Lenders’ and the Agent’s legal fees and expenses incurred in connection with the preparation, negotiation, and consummation of, and, if required, in connection with any litigation regarding, this Waiver.

(e) This Waiver may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS WAIVER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS WAIVER, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT OF THE BORROWER, THE AGENT, OR THE LENDERS OR THAT, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG THE BORROWER, THE AGENT, AND/OR THE LENDERS. IN NO EVENT WILL THE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

(g) This Waiver is governed by and must be construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date first above set forth.

LASALLE BUSINESS CREDIT, LLC, as a Lender and as Agent

By:	/s/ Darren Hirata
Name:	Darren Hirata
Title:	Vice President

IMPCO TECHNOLOGIES, INC., as Borrower

By:	/s/ Thomas A. Costales
Name:	Thomas A. Costales
Title:	Chief Financial Officer

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